Exhibit 10.12
EXECUTION
AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
(POSTROCK KPC PIPELINE, LLC)
     THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (herein referred to as this “Security Agreement”) is executed as of September 21, 2010, by POSTROCK KPC PIPELINE, LLC, a Delaware limited liability company, formerly known as and successor by conversion to Quest Pipelines (KPC), a Kansas general partnership, and successor by merger to Quest Kansas Pipeline, L.L.C. and Quest Kansas General Partner L.L.C. (“Debtor”), whose address is 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102, in favor of ROYAL BANK OF CANADA as Collateral Agent (hereafter defined) for the benefit of the Beneficiaries (hereafter defined) (the Collateral Agent, in such capacity, the “Secured Party”) whose address is Royal Bank Plaza, P.O. Box 50, 200 Bay Street, 12th Floor, South Tower, Toronto, Ontario M5J 2W7.
RECITALS
     A. Quest Midstream Partners, L.P., a Delaware master limited partnership (which merged into and became Quest Acquisition Partners, LLC, which changed its name to PostRock Midstream, LLC, which merged into PostRock Energy Services Corporation) and Bluestem Pipeline, LLC, as borrowers, and Royal Bank of Canada as administrative and collateral agent, and the lenders party thereto, entered into a Credit Agreement, dated as of January 31, 2007, providing for a $75,000,000 Senior Credit Facility (as amended from time to time, the “Original Midstream Credit Agreement”).
     B. The Original Midstream Credit Agreement was amended and restated by an Amended and Restated Credit Agreement dated as of November 1, 2007 among Quest Midstream Partners, L.P. and Bluestem Pipeline, LLC, as borrowers, Royal Bank of Canada, as administrative and collateral agent, and the lenders party thereto (the “Midstream Lenders”) providing for a $135,000,000 Senior Credit Facility (as amended from time to time, the “First Amended and Restated Midstream Credit Agreement”).
     C. In connection with the First Amended and Restated Midstream Credit Agreement, Quest Midstream Partners, L.P. financed its acquisition of (i) 100% of the limited liability company membership interest in each of (a) Midcoast Kansas Pipeline, L.L.C., a Delaware limited liability company (whose name after its acquisition was changed to Quest Kansas Pipeline, L.L.C.), and (b) Midcoast Kansas General Partner, L.L.C., a Delaware limited liability company (whose name after its acquisition was changed to Quest Kansas General Partner, L.L.C.), each of whom collectively owned 100% of the general partner interest in Debtor’s predecessor, Enbridge Pipelines (KPC), a Kansas general partnership (whose name after its acquisition was changed to Quest Pipelines (KPC)) which owned an approximate 1,120 mile interstate natural gas pipeline, gathering systems, processing facilities and related assets located in the States of Kansas, Oklahoma and Missouri (the “KPC Pipeline”).
     D. In order to secure repayment of the loans and the payment and performance of all other obligations set forth in the First Amended and Restated Midstream Credit Agreement, Debtor (or its predecessor-in-interest) executed and delivered that certain (i) Guaranty dated as of November 1, 2008 and (ii) Pledge and Security Agreements dated as of November 1, 2008 in favor of Royal Bank of Canada, as administrative agent and collateral agent for various lenders under the First Amended and
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Restated Midstream Credit Agreement (such Pledge and Security Agreements, as amended heretofore, collectively, the “Existing Security Agreement”).
     E. The First Amended and Restated Midstream Credit Agreement was amended by a First Amendment to Amended and Restated Credit Agreement, dated November 1, 2007, Second Amendment to Amended and Restated Credit Agreement, dated October 28, 2008, and Third Amendment to Amended and Restated Credit Agreement, dated December 17, 2009 (the First Amended and Restated Midstream Credit Agreement as so amended the “Prior Midstream Credit Agreement”).
     F. The Prior Midstream Credit Agreement is being amended and restated in its entirety pursuant to that certain Second Amended and Restated Credit Agreement of even date herewith (the “Pipeline Credit Agreement”), among PESC and Debtor (collectively PESC and Debtor, the “Pipeline Facility Borrowers”), each lender from time to time party thereto (collectively, the “Pipeline Facility Lenders”), and Royal Bank of Canada, as administrative agent and collateral agent, pursuant to which the Pipeline Facility Lenders have agreed to make a $15,000,000 term loan to the Pipeline Facility Borrowers.
     G. Pursuant to that certain Second Amended and Restated Credit Agreement dated of even date herewith (the “Borrowing Base Facility Credit Agreement”; the Pipeline Credit Agreement, together with the Borrowing Base Facility Credit Agreement collectively, the “Credit Agreements” and individually a “Credit Agreement”), among PESC and MidContinent (collectively, the “Borrowing Base Facility Borrowers”), each lender from time to time party thereto (collectively, the “Borrowing Base Facility Lenders”), and Royal Bank of Canada, as administrative agent and collateral agent, the Borrowing Base Facility Lenders have agreed to make loans and issue letters of credit to or for the Borrowing Base Facility Borrowers in the initial amount of $225,000,000.
     H. Pursuant to an Intercreditor and Collateral Agency Agreement dated of even date herewith (the “Intercreditor Agreement”) among Royal Bank of Canada, as First Lien Agent (hereafter defined) for the First Lien Secured Parties (hereafter defined), the First Lien Secured Parties, Royal Bank of Canada, as Second Lien Agent (hereafter defined) for the Second Lien Secured Parties (hereafter defined), the Second Lien Secured Parties, Royal Bank of Canada, as collateral agent for the First Lien Secured Parties and Second Lien Secured Parties, Debtor and each of PESC and MidContinent, the Collateral Agent agreed to act as collateral agent for the First Lien Secured Parties and Second Lien Secured Parties for purposes of dealing with the Collateral, including for purposes of this Security Agreement, apportioning payments among First Lien Secured Parties and the Second Lien Secured Parties with respect to proceeds thereof.
     I. The Debtor has agreed to amend and restate the Existing Security Agreement, and (i) in connection with the Pipeline Credit Agreement, Debtor desires to secure all indebtedness owing under the Pipeline Credit Agreement with a first priority lien on the Collateral, and (ii) in connection with the Borrowing Base Facility Credit Agreement, Debtor desires to secure all indebtedness owing under the Borrowing Base Facility Credit Agreement with a lien on the Collateral which is junior, subject and subordinated to the lien on the Collateral securing indebtedness owing under the Pipeline Credit Agreement.
     J. Debtor has duly authorized the execution, delivery and performance of this Security Agreement.
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     K. This Security Agreement is integral to the transactions contemplated by the Intercreditor Agreement and Credit Agreements, and the execution and delivery of this Security Agreement is required under the terms of the Credit Agreements.
     ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party agree to and do hereby amend and restate the Existing Security Agreement in its entirety as follows:
     1. REFERENCE TO PIPELINE CREDIT AGREEMENT. The terms, conditions, and provisions of the Pipeline Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder so long as the Pipeline Facility Lenders are obligated to lend under the Pipeline Credit Agreement and thereafter until the Obligations (hereafter defined) are paid and performed in full (except as provided in Sections 10.01(d) and 10.01(e) of the Pipeline Credit Agreement).
     2. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Pipeline Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Pipeline Credit Agreement conflicts with the definition given to such term in the UCC, the definition in the Pipeline Credit Agreement shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:
     Beneficiaries means collectively all of the Intercreditor Secured Parties and Beneficiary means any one of the Beneficiaries.
     Borrowing Base Facility Borrowers has the meaning set forth in Recital G hereto.
     Borrowing Base Facility Credit Agreement has the meaning set forth in Recital G hereto.
     Borrowing Base Facility Lenders has the meaning set forth in Recital G hereto.
     Collateral has the meaning set forth in Paragraph 4 hereof.
     Collateral Agent means Royal Bank of Canada in its capacity as “Collateral Agent” for the Intercreditor Secured Parties pursuant to the Intercreditor Agreement.
     Collateral Note Security has the meaning set forth in Paragraph 4 hereof.
     Collateral Notes has the meaning set forth in Paragraph 4 hereof.
     Control Agreement means, with respect to any Collateral consisting of investment property, Deposit Accounts, electronic chattel paper, and letter-of-credit rights, an agreement evidencing that Secured Party has “control” (as defined in the UCC) of such Collateral.
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     Copyrights has the meaning set forth in Paragraph 4 hereof.
     Credit Agreements and Credit Agreement have the meanings set forth in Recital G hereto.
     Debtor has the meaning set forth in the introductory paragraph hereto.
     Deposit Accounts has the meaning set forth in Paragraph 4 hereof.
     Existing Security Agreement has the meaning set forth in Recital D hereto.
     First Amended and Restated Midstream Credit Agreement has the meaning set forth in Recital B hereto.
     First Lien Agent has the meaning set forth in the Intercreditor Agreement.
     First Lien Document has the meaning set forth in the Intercreditor Agreement.
     First Lien Notes has the meaning set forth in the definition of “Obligations”.
     First Lien Obligations has the meaning set forth in the Intercreditor Agreement.
     First Lien Secured Parties has the meaning set forth in the Intercreditor Agreement.
     Intellectual Property has the meaning set forth in Paragraph 4 hereof.
     Intercreditor Agreement has the meaning set forth in Recital H hereto.
     Intercreditor Secured Parties means the “Secured Parties” as defined in the Intercreditor Agreement.
     KPC Pipeline has the meaning set forth in Recital C hereto.
     MidContinent means PostRock MidContinent Production, LLC, a Delaware limited liability company.
     Midstream Lenders has the meaning set forth in Recital B hereto.
     Notes has the meaning set forth in the definition of “Obligations”.
     Obligations means, collectively
     (a) all indebtedness, liabilities, and obligations of Debtor arising under this Security Agreement; it being the intention and contemplation of Debtor and Secured Party that future advances will be made by Secured Party or one or more Beneficiaries to the Debtor for a variety of purposes,
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     (b) all First Lien Obligations including without limitation, all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, of PESC and/or Debtor arising out of or under the Pipeline Credit Agreement and each other First Lien Document to which Debtor is a party, and all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, and evidenced by those certain promissory notes in the aggregate principal amount of Fifteen Million and 00/100 United States Dollars (US $15,000,000.00) executed jointly and severally by PESC and Debtor and payable to the order of the Pipeline Facility Lenders on or before February 28, 2012 and all other notes given in substitution for the foregoing promissory notes, or in modification, renewal, rearrangement or extension thereof, in whole or in part (such promissory notes, as from time to time supplemented, amended or modified and all other notes given in substitution therefor or in modification, renewal, rearrangement or extension thereof, in whole or in part, being hereafter collectively called the “First Lien Notes”), and with interest, collection and attorneys’ fees, all as provided therein,
     (c) all Second Lien Obligations including without limitation, (i) all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, of Midcontinent and PESC arising out of or under the Borrowing Base Facility Credit Agreement and each other Second Lien Document, and all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, and evidenced by those certain promissory notes executed jointly and severally by Midcontinent and PESC and payable to the order of the Borrowing Base Facility Lenders on or before June 30, 2013 and all other notes given in substitution for the foregoing promissory notes, or in modification, renewal, rearrangement or extension thereof, in whole or in part (such promissory notes, as from time to time supplemented, amended or modified and all other notes given in substitution therefor or in modification, renewal, rearrangement or extension thereof, in whole or in part, being hereafter collectively called the “Second Lien Notes;” the First Lien Notes and the Second Lien Notes collectively called the “Notes”), and with interest, collection and attorneys’ fees, all as provided therein and (ii) all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, in respect to letters of credit issued pursuant to the Borrowing Base Facility Credit Agreement and all reimbursement obligations in respect thereof. It being understood and agreed that the liens and security interests granted in this Security Agreement to secure the indebtedness described in (c) above are junior, subject and subordinated to the liens and security interests granted in this Security Agreement to secure the indebtedness described in (a) and (b) above and this Security Agreement is a Security Document (as defined in the Intercreditor Agreement) and is subject to the agreements set forth in the Intercreditor Agreement,
     (d) all additional loans or advances made by the Beneficiaries to or for the benefit of the Debtor and PESC pursuant to the Pipeline Credit Agreement, or of PESC or MidContinent pursuant to the Borrowing Base Facility Credit Agreement or any other First Lien Document or Second Lien Document,
     (e) payment of and performance of any and all present or future obligations of the Debtor according to the terms of any Lender Hedging Agreement,
     (f) any sums which may be advanced or paid by Secured Party or any Beneficiary under the terms hereof or of the Pipeline Credit Agreement or any other First Lien Document on
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account of the failure of Debtor to comply with the covenants of Debtor contained herein, or the failure of Debtor to comply with the covenants of Debtor contained in the Pipeline Credit Agreement or any other First Lien Document; and all other indebtedness of Debtor arising pursuant to the provisions of this Security Agreement, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise; and
     (g) all interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in respect of all of the indebtedness described herein and all costs of collection and attorneys’ fees, all as provided herein and in the Pipeline Credit Agreement and Borrowing Base Facility Credit Agreement.
     Obligor means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.
     Original Midstream Credit Agreement has the meaning set forth in Recital A hereto.
     Partnerships/Limited Liability Companies shall mean: (a) those partnerships and limited liability companies listed on Annex B-1 attached hereto and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restructured; (b) any partnership, joint venture, or limited liability company in which Debtor shall, at any time, become a limited or general partner, venturer, or member; or (c) any partnership, joint venture, or corporation formed as a result of the restructure, reorganization, or amendment of the Partnerships/Limited Liability Companies.
     Partnership/Limited Liability Company Agreements shall mean: (a) those agreements listed on Annex B-1 attached hereto and incorporated herein by reference (together with any modifications, amendments, or restatements thereof); and (b) partnership agreements, joint venture agreements, or organizational agreements for any of the partnerships, joint ventures, or limited liability companies described in clause (b) of the definition of “Partnerships/Limited Liability Companies” above (together with any modifications, amendments or restatements thereof), and “Partnership/Limited Liability Company Agreement” means any one of the Partnership/Limited Liability Company Agreements.
     Partnership/Limited Liability Company Interests shall mean all of Debtor’s Rights, title and interest now or hereafter accruing under the Partnership/Limited Liability Company Agreements with respect to all distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which Debtor now is or may hereafter become entitled to receive with respect to such interests in the Partnerships/Limited Liability Companies and with respect to the repayment of all loans now or hereafter made by Debtor to the Partnerships/Limited Liability Companies.
     Patents has the meaning set forth in Paragraph 4 hereof.
     PESC means PostRock Energy Services Corporation, a Delaware corporation.
     Pipeline Credit Agreement has the meaning set forth in Recital F hereto.
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     Pipeline Facility Borrowers and Pipeline Facility Borrower have the meanings set forth in Recital F hereto.
     Pipeline Facility Lenders and Pipeline Facility Lender have the meanings set forth in Recital F hereto.
     Pledged Securities means, collectively, the Pledged Shares and any other Collateral constituting securities.
     Pledged Shares has the meaning set forth in Paragraph 4 hereof.
     Prior Midstream Credit Agreement has the meaning set forth in Recital E hereto.
     Rights means rights, remedies, powers, privileges and benefits.
     Second Lien Agent has the meaning set forth in the Intercreditor Agreement.
     Second Lien Document has the meaning set forth in the Intercreditor Agreement.
     Second Lien Notes has the meaning set forth in the definition of “Obligations”.
     Second Lien Obligations has the meaning set forth in the Intercreditor Agreement.
     Second Lien Secured Parties has the meaning set forth in the Intercreditor Agreement.
     Secured Party has the meaning set forth in the introductory paragraph hereto.
     Security Agreement has the meaning set forth in the introductory paragraph hereto.
     Security Interest means the security interest granted and the pledge and assignment made under Paragraph 3 hereof.
     Trademarks has the meaning set forth in Paragraph 4 hereof.
     UCC means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.
     3. SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligations when due, Debtor hereby grants to Secured Party a Security Interest in all of Debtor’s Rights, titles, and interests in and to the Collateral of Debtor and pledges, collaterally transfers, and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Obligations referred to herein includes all renewals, extensions and modifications thereof, and all substitutions thereof, in whole or in part. Such Security Interest is granted and pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto.
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     4. COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by Debtor, and all proceeds and products thereof, and any substitutes or replacements therefor:
     (a) all personal property and fixture property of every kind and nature including, without limitation, all accounts, chattel paper (whether tangible or electronic), goods (including inventory, equipment, and any accessions thereto), software, instruments, investment property, documents, deposit accounts, money, commercial tort claims, letters of credit and letter-of-credit rights, supporting obligations, tax refunds, and general intangibles (including payment intangibles);
     (b) all Rights, titles, and interests of Debtor in and to all outstanding stock, equity, or other investment securities owned by Debtor, including, without limitation, all capital stock of each Subsidiary of the Debtor set forth on Annex B-1 (“Pledged Shares”);
     (c) all Rights, titles, and interests of Debtor in and to all promissory notes and other instruments payable to Debtor, including, without limitation, all inter-company notes from Subsidiaries, to the extent not merely evidenced by book entries, and those set forth on Annex B-1 (“Collateral Notes”) and all Rights, titles, interests, and Liens Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes, including, without limitation, those set forth on Annex B-1 (“Collateral Note Security”);
     (d) the Partnership/Limited Liability Company Interests and all Rights of Debtor with respect thereto, including, without limitation, all Partnership/Limited Liability Company Interests set forth on Annex B-1 and all of Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Partnership/Limited Liability Company Interests;
     (e) (i) all copyrights (whether statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, copyright licenses, and copyright applications of Debtor, including, without limitation, all of Debtor’s Right, title, and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the copyrights set forth on Annex B-2; (ii) all renewals, extensions, and modifications thereof, (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Copyrights”);
     (f) (i) all patents, patent applications, patent licenses, and patentable inventions of Debtor, including, without limitation, registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any state thereof or any other country or any political subdivision thereof including, without limitation, those set forth on Annex B-2, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part, or reissues of any of the
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foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Patents”);
     (g) (i) all trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings, and applications thereof including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof including, without limitation, those set forth on Annex B-2; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by Debtor (“Trademarks”, and collectively with the Copyrights and the Patents, the “Intellectual Property”);
     (h) intentionally deleted;
     (i) all present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by such Debtor (collectively, the “Vehicles”);
     (j) any and all material deposit accounts, bank accounts, investment accounts, or securities accounts, now owned or hereafter acquired or opened by Debtor including, without limitation, any such accounts set forth on Annex B-1, and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein (the “Deposit Accounts”);
     (k) all permits, licenses and other authorizations (“Authorizations”) issued by any governmental authority, to the extent and only to the extent that the grant of a security interest in any such Authorization does not result in the forfeiture of, or default under, any such Authorization;
     (l) all present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;
     (m) all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other
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claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise; and
     (n) all present and future security for the payment to Debtor or any Subsidiary of any of the Collateral described above and non-inventory goods which will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby. Provided, however, Collateral does not include the Excluded Assets.
The description of the Collateral contained in this Paragraph 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement. Provided, however, Collateral does not include the Excluded Assets.
     5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:
     (a) Pipeline Credit Agreement. Certain representations and warranties in the Pipeline Credit Agreement are applicable to the Debtor or its assets or operations, and each such representation is true and correct, in all material respects.
     (b) Binding Obligation/Perfection. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements pursuant to Article 9 of the UCC, once those Financing Statements have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to Permitted Liens and the lien priority provisions hereof and of the Intercreditor Agreement. With respect to Collateral consisting of investment property (other than Pledged Securities covered by Paragraph 5(j)), Deposit Accounts, electronic chattel paper, letter-of-credit rights, and instruments, upon the delivery of such Collateral to Secured Party or delivery of an executed Control Agreement with respect to such Collateral, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to Permitted Liens and the lien priority provisions hereof and of the Intercreditor Agreement. None of the Collateral has been delivered nor control with respect thereto given to any Person other than the Secured Party. Other than the Financing Statements and Control Agreements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens. The creation of the Security Interest does not require the consent of any Person that has not been obtained.
     (c) Debtor Information. Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Annex A hereto.
     (d) Location/Fixtures. (i) Debtor’s place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present location of Debtor’s books and records concerning any of the Collateral that is accounts is as set forth on Annex A hereto, and
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the location of all other Collateral, including, without limitation, Debtor’s inventory and equipment (but excluding fixtures) is as set forth on Annex A hereto; and, except as noted on Annex A hereto, all such books, records, and Collateral are in Debtor’s possession, and (ii) substantially all the Collateral that is or may be fixtures is located on or affixed to the real property described in deeds of trust or mortgages executed by Debtor in favor of Secured Party pursuant to the Pipeline Credit Agreement or on Annex A hereto.
     (e) Governmental Authority. Other than the filing of Financing Statements contemplated hereby, appropriate filings to perfect the Security Interest in the Intellectual Property, the notation of a Lien in favor of the Secured Party on any motor vehicle certificate of title and the filing of a fixture filing in the counties where any fixtures or other real estate interests are located, no Authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally).
     (f) Maintenance of Collateral. All tangible Collateral which is useful in and necessary to Debtor’s business is in good repair and condition, ordinary wear and tear excepted.
     (g) Liens. Debtor owns, leases or has valid rights to use all presently existing Collateral, and will acquire or lease all hereafter-acquired Collateral, free and clear of all Liens, except Permitted Liens and the Liens created hereunder and under the Intercreditor Agreement.
     (h) Collateral. Annex B-1 accurately lists all Collateral Notes, Collateral Note Security, Pledged Shares, Partnership/Limited Liability Company Interests, commercial tort claims, and Deposit Accounts.
     (i) Instruments, Chattel Paper, Collateral Notes, and Collateral Note Security. All material instruments and chattel paper including, without limitation, the Collateral Notes, have been delivered to Secured Party, together with corresponding endorsements duly executed by Debtor in favor of Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms. Each material Collateral Note and the documents evidencing the Collateral Note Security are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements which would materially adversely affect such Collateral Notes or Collateral Note Security; and no “default” or “event of default” has occurred and is continuing under any such Collateral Note or documents evidencing the Collateral Note Security. Debtor has good title to the Collateral Notes and Collateral Note Security, and such Collateral Notes and Collateral Note Security are free from any claim for credit, deduction, or allowance of an Obligor and free from any defense, condition, dispute, setoff, or counterclaim which could materially adversely affect the value thereof, and there is no extension or indulgence with respect thereto.
     (j) Pledged Securities, Pledged Shares. All Collateral that is Pledged Shares is duly authorized, validly issued, fully paid, and non-assessable (except to the extent required by applicable Law), and the transfer thereof is not subject to any restrictions, other than restrictions
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imposed hereunder and by applicable securities and corporate Laws or Permitted Liens. The Pledged Securities securing the Obligations include 100% of the issued and outstanding common stock or other equity interests of each Subsidiary of the Debtor owned by the Debtor. Debtor has good title to the Pledged Securities owned by Debtor, free and clear of all Liens and encumbrances thereon (except for the Security Interest created hereby or under the Intercreditor Agreement or Permitted Liens), and has delivered to Secured Party (i) all stock certificates, or other instruments or documents representing or evidencing the Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law or (ii) to the extent such Pledged Securities are uncertificated, an executed Acknowledgment of Pledge in the form of Annex D with respect to such Pledged Securities. The pledge of the Pledged Securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the Pledged Securities securing payment of the Obligations, subject to Permitted Liens and the lien priority provisions hereof and of the Intercreditor Agreement. For the avoidance of doubt, as of the date of this Security Agreement there are no Pledged Securities.
     (k) Partnership/Limited Liability Company Interests. Each Partnership/Limited Liability Company issuing a Partnership/Limited Liability Company Interest, is duly organized, currently existing, and in good standing in the jurisdiction of its formation; except in connection with the Restructure Transactions, there have been no material amendments, modifications, or supplements to any agreement or certificate creating any Partnership/Limited Liability Company or any material contract relating to the Partnerships/Limited Liability Companies, of which Secured Party has not been advised in writing; no event of default, default, breach, or potential default has occurred and is continuing under any Partnership/Limited Liability Company Agreement, except for such defaults or breaches that would result from the Restructure Transactions or would not reasonably be expected to result in a Material Adverse Effect; and no approval or consent of the partners of any Partnership/Limited Liability Company is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by Debtor. Debtor has good title to the Partnership/Limited Liability Company Interests free and clear of all Liens and encumbrances (except for the Security Interest granted hereby or under the Intercreditor Agreement or Permitted Liens). The Partnership/Limited Liability Company Interests are validly issued, fully paid, and nonassessable (except to the extent required by applicable Law) and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable Partnership/Limited Liability Company Agreements or applicable securities Laws or Permitted Liens. All capital contributions required to be made by the terms of the Partnership/Limited Liability Company Agreements for each Partnership/Limited Liability Company as of the date hereof have been made. No Partnership/Limited Liability Company interests owned by Debtor are evidenced by certificates. For the avoidance of doubt, as of the date of this Security Agreement there are no Partnership/Limited Liability Company Interests.
     (1) Accounts. All Collateral that is accounts, contract rights, chattel paper, instruments, payment intangibles, or general intangibles is free from any claim for credit, deduction, or allowance of an Obligor, from any defense, condition, dispute, setoff, or
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counterclaim (collectively “Deductions”), and there is no extension or indulgence with respect thereto, except to the extent such Deductions, extensions and indulgences could not reasonably be expected to have a Material Adverse Effect.
     (m) Deposit Accounts. With respect to the Deposit Accounts, (i) Debtor maintains each Deposit Account with the banks listed on Annex B-1 hereto, (ii) upon request by the Secured Party, Debtor shall use its reasonable efforts to, within thirty (30) days of such request, cause each such bank to acknowledge to Secured Party that each such Deposit Account is subject to the Security Interest and Liens herein created, that the pledge of such Deposit Account has been recorded in the books and records of such bank, and that Secured Party shall have “control” (as defined in the UCC) over such Deposit Account, and (iii) Debtor has the legal Right to pledge and assign to Secured Party the funds deposited and to be deposited in each such Deposit Account.
     (n) Intellectual Property.
     (i) All of the Intellectual Property is subsisting, valid, and enforceable (except where any failure to be subsisting, valid and enforceable would not reasonably be expected to have a Material Adverse Effect). The information contained on Annex B-2 hereto is true, correct and complete. All issued Patents, Patent applications, registered Trademarks, Trademark applications, registered Copyrights, and Copyright applications of Debtor are identified on Annex B-2 hereto.
     (ii) Except for off-the-shelf software and other Intellectual Property of which Debtor is licensee (as to which this representation is inapplicable), the Debtor is the sole and exclusive owner of, the entire and unencumbered Right, title, and interest in and to its owned Intellectual Property free and clear of any Liens including, without limitation, any pledges, assignments, licenses, user agreements, and covenants by Debtor not to sue third Persons, other than Permitted Liens or licenses permitted by Paragraph 8(c).
     (iii) As of the date hereof, to Debtor’s knowledge, no third party is infringing any of Debtor’s Rights under its Intellectual Property.
     (iv) Debtor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and Taxes to maintain each material item of the Intellectual Property in full force and effect throughout the world, as applicable.
     (v) Each of the Patents and Trademarks identified on Annex B-2 hereto, to the extent required in Debtor’s reasonable business judgment, has been properly registered with the United States Patent and Trademark Office and in corresponding offices throughout the world (where appropriate) and each of the Copyrights identified on Annex B-2 hereto to the extent required in the Debtor’s reasonable business judgment, has been properly registered with the United States Copyright Office and in corresponding offices throughout the world (where appropriate).
     (vi) As of the date hereof, to Debtor’s knowledge, no claims with respect to its Intellectual Property have been asserted and are pending (i) to the effect that the sale, licensing, pledge, or use of any of the products of Debtor’s business infringes any other
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party’s valid copyright, trademark, service mark, trade secret, or other intellectual property Right, (ii) against the use by Debtor of any Intellectual Property used in the Debtor’s business as currently conducted, or (iii) challenging the ownership or use by Debtor of any of the Intellectual Property that Debtor purports to own or use.
The foregoing representations and warranties will be true and correct in all material respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the Security Interest in any such Collateral.
     6. COVENANTS. So long as any Pipeline Facility Lenders are committed to make loans under the Pipeline Credit Agreement, and until the Obligations are paid and performed in full (except as provided in Sections 10.01(d) and 10.01(e) of the Pipeline Credit Agreement), Debtor covenants and agrees with Secured Party that Debtor will:
     (a) Pipeline Credit Agreement. (i) Comply with, perform, and be bound by all applicable covenants and agreements in the Pipeline Credit Agreement, each of which is hereby ratified and confirmed.
     (b) Books and Records Concerning Collateral; Inspection Rights. Debtor shall comply with the provisions of Section 6.09 and 6.10 of the Pipeline Credit Agreement regarding records concerning and inspection rights relating to the Collateral. In addition, from time to time at the request of Secured Party deliver to Secured Party such information regarding Debtor that is in the possession of Debtor as Secured Party may reasonably request.
     (c) Annexes. Together with the delivery of compliance certificates pursuant to Section 6.02(a) of the Pipeline Credit Agreement, update all annexes hereto if any information therein shall become inaccurate or incomplete and such updated Annexes shall replace the existing Annexes for all purposes of this Agreement. Notwithstanding any other provision herein, Debtor’s failure to describe any Collateral required to be listed on any annex hereto shall not impair Secured Party’s Security Interest in the Collateral.
     (d) Perform Obligations. Perform all of Debtor’s duties under and in connection with each transaction to which the Collateral, or any material part thereof, relates, in the ordinary course of business except when in Debtor’s business judgment non-performance is justified. Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its Rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (iii) Secured Party shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
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     (e) Intentionally Deleted.
     (f) Collateral in Trust. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that is chattel paper, instruments, Collateral Notes, Pledged Securities, or Documents (as defined in Article 9 of the UCC) at any time received by Debtor, and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any chattel paper, instruments, Collateral Notes, Pledged Securities, or Documents (as defined in Article 9 of the UCC) and (to the extent required under paragraph (t) hereof) so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).
     (g) Control. Execute all documents and take any action required by Secured Party in order for Secured Party to obtain “control” (as defined in the UCC) with respect to Collateral consisting of Deposit Accounts, investment property, uncertificated Pledged Securities, and letter-of-credit rights. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify Secured Party thereof and, at the request of Secured Party, take such action as Secured Party may reasonably request to vest in Secured Party control under the UCC of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.
     (h) Further Assurances. At Debtor’s expense and Secured Party’s request, before or after a Default or Event of Default: (i) file or cause to be filed such applications and take such other actions as Secured Party may reasonably request to obtain the consent or approval of any Governmental Authority to Secured Party’s Rights hereunder including, without limitation, the Right to sell all the Collateral upon an Event of Default without additional consent or approval from such Governmental Authority (and, because Debtor agrees that Secured Party’s remedies at Law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced); (ii) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (iii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests.
     (i) Encumbrances. Not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral, other than Permitted Liens, and shall defend Debtor’s Rights in the Collateral and Secured Party’s Security Interest in the Collateral against the claims and demands of all Persons except those holding or claiming Permitted Liens. Debtor shall do nothing to impair the Rights of Secured Party in the Collateral.
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     (j) Estoppel and Other Agreements and Matters. Upon the reasonable request of Secured Party, either (i) use commercially reasonable efforts to cause the landlord or lessor for each location where any material inventory or equipment is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in such form as may be reasonably acceptable to Secured Party and its counsel, or (ii) deliver to Secured Party a legal opinion or other evidence (in each case that is reasonably satisfactory to Secured Party and it counsel) that neither the applicable lease nor the Laws of the jurisdiction in which that location is situated provide for contractual, common Law, or statutory landlord’s Liens that is senior to or pari passu with the Security Interest.
     (k) Fixtures. For any Collateral that is a fixture or an accession which has been attached to real estate or other goods prior to the perfection of the Security Interest, use commercially reasonable efforts to furnish to Secured Party, upon reasonable demand, a disclaimer of interest in each such fixture or accession and a consent in writing to the Security Interest of Secured Party therein, signed by all Persons having any interest in such fixture or accession by virtue of any interest in the real estate or other goods to which such fixture or accession has been attached.
     (l) Certificates of Title. Upon the request of Secured Party, if a certificate of title is issued or outstanding with respect to any Vehicle with a fair market value of at least $50,000, cause the Security Interest to be properly noted thereon.
     (m) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, agree that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.
     (n) Impairment of Collateral. Not use any material portion of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner that is reasonably likely to materially adversely impair the value or usefulness of the Collateral, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon nor affix or install any accessories, equipment, or device on the Collateral or on any component thereof if such addition will materially impair the original intended function or use of the Collateral or such component.
     (o) Collateral Notes and Collateral Note Security. Without the prior written consent of Secured Party not (i) materially modify or substitute, or permit material modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security, if the effect thereof would be to materially adversely affect the value of the Collateral Notes and Collateral Note Security taken as a whole, or (ii) release any material portion of any Collateral Note Security unless paid in full or otherwise specifically required by the terms thereof, except in the exercise of the Debtor’s reasonable business judgment.
     (p) Securities. Except as permitted by the Pipeline Credit Agreement, not sell, exchange, or otherwise dispose of, any of the Pledged Securities; and take any action requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged
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Securities including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.
     (q) Depository Bank. With respect to any Deposit Accounts, (i) maintain the Deposit Accounts at the banks (a “Depository Bank”) described on Annex B-1 or such additional depository banks as described in the notices given pursuant to clause (iv) of this Section 6(q) as have complied with item (iv) hereof, (ii) upon request of the Secured Party, deliver to each depository bank a letter in the form of Annex C hereto with respect to Secured Party’s Rights in such Deposit Account (or such other reasonable form as may be provided by the Depository Bank) and use commercially reasonable efforts to obtain the execution of such letter by each Depository Bank that the pledge of such Deposit Account has been recorded in the books and records of such bank and that Secured Party shall have dominion and control over such Deposit Account; (iii) upon request of the Secured Party, deliver to Secured Party all certificates or instruments, if any, now or hereafter representing or evidencing the Deposit Accounts, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party; and (iv) notify Secured Party upon establishing any additional Deposit Accounts and, at the request of Secured Party, use commercially reasonable efforts to obtain from such depository bank an executed letter substantially in the form of Annex C (or such other reasonable form as may be provided by the Depository Bank) and deliver the same to Secured Party. Secured Party agrees not to exercise control over such Deposit Account unless an Event of Default shall have occurred and be continuing.
     (t) Marking of Chattel Paper. At the request of Secured Party, not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.
     (u) Modification of Accounts. In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts. Except in the ordinary course of business consistent with prudent business practices and industry standards, without the prior written consent of Secured Party, Debtor shall not (i) grant any extension of time for any payment with respect to any of the accounts, (ii) compromise, compound, or settle any of the accounts for less than the full amount thereof, (iii) release, in whole or in part, any Person liable for payment of any of the accounts, (iv) allow any credit or discount for payment with respect to any account other than trade discounts granted in the ordinary course of business, (v) release any Lien or guaranty securing any account, or (vi) modify or substitute, or permit the modification or substitution of, any contract to which any of the Collateral which is accounts relates.
     (v) Intellectual Property.
     (i) Prosecute diligently all applications in respect of Intellectual Property, now or hereafter pending;
     (ii) Except to the extent not required in Debtor’s reasonable business judgment, make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered Copyrights and Trademarks;
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     (iii) Preserve and maintain all of its material Rights in the Intellectual Property and protect the Intellectual Property from infringement, unfair competition, cancellation, or dilution by all appropriate action necessary in Debtor’s reasonable business judgment including, without limitation, the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property;
     (iv) Not abandon any of the Intellectual Property necessary to the conduct of its business in the exercise of Debtor’s reasonable business judgment;
     (v) Maintain the quality of any and all products and services with respect to which the Intellectual Property is used except to the extent not required in Debtor’s reasonable business judgment;
     (vi) Not enter into any agreement including, but not limited to any licensing agreement, that is inconsistent with Debtor’s obligations under this Security Agreement or any of the other First Lien Documents;
     (vii) Give Secured Party prompt written notice if Debtor shall obtain Rights to or become entitled to the benefit of any Intellectual Property not identified on Annex B-2 hereto; and
     (viii) If an Event of Default exists, use its reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Secured Party to exercise its rights and remedies with respect to the Intellectual Property.
     7. DEFAULT; REMEDIES. If an Event of Default exists, Secured Party may, at its election (but subject to the terms and conditions of the Intercreditor Agreement and Pipeline Credit Agreement), exercise any and all Rights available to a secured party under the UCC and other applicable Law, in addition to any and all other Rights afforded by the First Lien Documents, at law, in equity, or otherwise including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) to the extent permitted by Debtor’s insurance carrier, surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligations, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligations any cash held by Secured Party under this Security Agreement, including, without limitation, any cash in the Cash Collateral Account (defined in Section 8(h)).
     (a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten Business Days prior to the taking of
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the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.
     (b) Condition of Collateral; Warranties. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral.
     (c) Compliance with Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
     (d) Sales of Pledged Securities.
     (i) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to an investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either offered to a larger number of potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this Paragraph 7(d) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.
     (ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale, Secured Party shall have the Right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold in accordance with any
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applicable federal and state securities laws. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of Debtor of whatsoever kind, including any equity or Right of redemption of Debtor. Debtor, to the extent permitted by applicable Law, hereby specifically waives all Rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.
     (iii) Debtor agrees that ten (10) Business Days’ written notice from Secured Party to Debtor of Secured Party’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.
     (iv) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.
     (v) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable Law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding Debtor and its Subsidiaries available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective
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purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with or without first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.
     (e) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Paragraph 7 in the order set forth in Section 4.03 of the Intercreditor Agreement, or if the Intercreditor Agreement has been terminated pursuant to its terms, then as follows: first, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligations); second, toward repayment of amounts expended by Secured Party under Paragraph 8; and third, toward payment of the balance of the Obligations in the order and manner specified in the Pipeline Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, Debtor shall remain liable for any deficiency.
     (f) Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.
     8. OTHER RIGHTS OF SECURED PARTY.
     (a) Performance. If Debtor fails to keep the Collateral in good repair, working order, and condition, as required by the First Lien Documents, or fails to pay when due all Taxes on any of the Collateral in the manner required by the First Lien Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the First Lien Documents, or otherwise fails to perform any of its obligations under the First Lien Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the First Lien Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligations.
     (b) Collection. If an Event of Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to the Pledged Securities and Partnership/Limited Liability Company Interests, payments on Collateral Notes, insurance proceeds payable by reason of loss or damage to any of the Collateral, or payments or distributions with respect to Deposit Accounts) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Subject to
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Paragraph 8(f) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. If an Event of Default exists, Secured Party shall have the Right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If an Event of Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.
     (c) Intellectual Property. For purposes of enabling Secured Party to exercise its Rights and remedies under this Security Agreement and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor upon an Event of Default) to use, license, or sublicense any of the Intellectual Property. Debtor shall provide Secured Party with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Secured Party. If an Event of Default exists, Secured Party may require that Debtor assign all of its Right, title, and interest in and to the Intellectual Property or any part thereof to Secured Party or such other Person as Secured Party may designate pursuant to documents satisfactory to Secured Party. If no Default or Event of Default exists, Debtor shall have the exclusive, non-transferable Right and license to use the Intellectual Property in the ordinary course of business and the exclusive Right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.
     (d) Record Ownership of Securities. If an Event of Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered,
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Secured Party shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement.
     (e) Voting of Securities. As long as no Event of Default exists, Debtor is entitled to exercise all voting Rights pertaining to any Pledged Securities and Partnership/Limited Liability Company Interests; provided however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would be inconsistent with or violate any provision of this Security Agreement or the Pipeline Credit Agreement; and provided further that Debtor shall give Secured Party at least five Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual Rights pertaining to the Collateral or any part thereof which might have a Material Adverse Effect on the value of the Collateral or any part thereof. If an Event of Default exists and if Secured Party elects to exercise such Right, the Right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.
     (f) Certain Proceeds. Notwithstanding any contrary provision herein, any and all
     (i) dividends, interest, or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral;
     (ii) dividends, interest, or other distributions hereafter paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution, or in connection with a reduction of capital, capital surplus, or paid-in-surplus;
     (iii) cash paid, payable, or otherwise distributed in redemption of, or in exchange for, any Collateral; and
     (iv) dividends, interest, or other distributions paid or payable in violation of the First Lien Documents, shall be part of the Collateral hereunder, and shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party’s instructions) to be held subject to the terms of this Security Agreement. Any cash proceeds of Collateral which come into the possession of Secured Party
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during the continuance of an Event of Default (including, without limitation, insurance proceeds) may, at Secured Party’s option, be applied in whole or in part to the Obligations (to the extent then due), be released in whole or in part to or on the written instructions of Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral. Any cash Collateral in the possession of Secured Party may be invested by Secured Party in certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a short term rating from Moody’s and S&P of P-1 and A-1+, respectively, or in securities issued or guaranteed by the United States or any agency thereof. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral. Except as specifically provided herein, the provisions of this subparagraph are applicable whether or not a Default or Event of Default exists.
     (g) Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party will use reasonable care in the custody and preservation of such Collateral but shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not an Event of Default exists.
     (h) Cash Collateral Account. If an Event of Default exists and is continuing, Secured Party shall have, and Debtor hereby grants to Secured Party, the Right and authority to transfer all funds on deposit in the Deposit Accounts to a Cash Collateral Account (herein so called) maintained with a depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by Debtor from such Cash Collateral Account; provided, however, Secured Party shall permit disbursements and withdrawals from the Cash Collateral Account to the extent necessary to comply with applicable Law, such as for the payment of payroll taxes and other obligations for which Debtor (or a member of its governing body) would be liable under applicable Law. Such Cash Collateral Account shall be subject to the Security Interest and Liens in favor of Secured Party herein created, and Debtor hereby grants a security interest to Secured Party on behalf of the Beneficiaries in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Debtor for deposit therein. Furthermore, if an Event of
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Default exists, Secured Party shall have the Right, at any time in its discretion without notice to Debtor, (i) to transfer to or to register in the name of Secured Party or any Beneficiary or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the Right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations and (ii) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts. If not notified before taking any of the foregoing actions, Secured Party shall promptly, and in any event within two (2) Business Days, notify Debtor after taking any of the foregoing actions
     (i) Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and Right on behalf of Debtor and in its own name to do any of the following from time to time after the occurrence and during the continuance of an Event of Default without notice to or the consent of Debtor:
     (i) to transfer any and all funds on deposit in the Deposit Accounts to the Cash Collateral Account as set forth in herein;
     (ii) to receive, endorse, and collect any drafts or other instruments or documents in connection with clause (b) above and this clause (i);
     (iii) to use the Intellectual Property or to grant or issue any exclusive (if Debtor has exclusive rights to such Intellectual Property) or non-exclusive license under the Intellectual Property to anyone else, and to perform any act necessary for the Secured Party to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property to any other Person;
     (iv) to demand, sue for, collect, or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;
     (v) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;
     (vi) to notify post office authorities to change the address for delivery of mail to Debtor to an address designated by Secured Party and to receive, open, and (with respect to mail relating to payments on Collateral) take action with respect to mail addressed to Debtor; provided however, Secured Party shall promptly deliver to Debtor any mail not relating to Collateral or the preservation or enforcement of Secured Party’s rights with respect to the Collateral; and
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     (vii) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other Right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (H) to add or release any guarantor, endorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to endorse Debtor’s name on all applications, documents, papers, and instruments necessary or desirable in order for Secured Party to use or maintain any of the Intellectual Property; (K) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); (L) to execute on behalf of Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral including, without limitation, the protection and prosecution of all Rights included in the Collateral; and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s security interest therein.
This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the Rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or Law except for the failure to account to Debtor for funds received by Secured Party and except for failure to use reasonable care in the custody and preservation of Collateral in its possession. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.
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     (j) Purchase Money Collateral. To the extent that Secured Party or any Beneficiary has advanced or will advance funds to or for the account of Debtor to enable Debtor to purchase or otherwise acquire Rights in Collateral, Secured Party or such Beneficiary, at its option, may pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such Rights, or (ii) to Debtor, in which case Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.
     (k) Subrogation. If any of the Obligations are given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.
     (1) Indemnification. Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral including, without limitation, any Taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party and each Beneficiary harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of Debtor or of third parties, or such damage be to property of Debtor or of others. Debtor agrees to indemnify, save, and hold Secured Party and each Beneficiary harmless from and against, and covenants to defend Secured Party and each Beneficiary against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, “Claims”), including, without limitation, court costs and attorneys’ fees, and any of the foregoing arising from the negligence of Secured Party or any Beneficiary, or any of their respective officers, employees, agents, advisors, employees, or representatives, howsoever arising or incurred because of, incident to, or with respect to Collateral owned by Debtor or any use, possession, maintenance, or management thereof; provided however, that the indemnity set forth in this Paragraph 8(l) will not apply to Claims caused by the gross negligence or willful misconduct of Secured Party or any Beneficiary.
     9. MISCELLANEOUS.
     (a) Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Lenders to make Credit Extensions under the Loan Documents and the payment in full of the Obligations (other than any contingent indemnity obligations or, in the case of L/C Obligations, Cash Collateralization) and compliance with Section 10.01(e) of the Pipeline Credit Agreement with respect to outstanding Swap Contracts secured by any Loan Document or in accordance with Section 10.21 of the Borrowing Base Facility Credit Agreement; and (ii) inure to the benefit of and be enforceable by Secured Party, Beneficiaries, and their respective successors, transferees, and permitted assigns. Without limiting the generality of the foregoing clause (ii), Secured Party and Beneficiaries may assign or otherwise transfer any of their respective Rights under this Security Agreement to any other Person in accordance with the terms and provisions of Section 10.07 of the Pipeline Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the Rights and benefits in respect thereof granted herein or otherwise to Secured Party or Beneficiaries, as the case may
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be. Upon payment in full of the Obligations (other than any contingent indemnity obligations or, in the case of L/C Obligation, Cash Collateralization) and compliance with Section 10.01(e) of the Credit Agreement with respect to outstanding Swap Contracts secured by any Loan Document, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.
     (b) Reference to Miscellaneous Provisions. This Security Agreement is one of the “Loan Documents” referred to in the Pipeline Credit Agreement, and all provisions relating to Loan Documents set forth in Article X of the Pipeline Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim.
     (c) Term; Release of Liens. The Secured Party shall release the Liens created by this Security Agreement in accordance with Section 10.01 and Section 10.21 of the Borrowing Base Facility Credit Agreement; provided that no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligations is received by such Obligor. At such time as the Liens created by this Security Agreement are to be released pursuant to this paragraph, Secured Party shall, at the request and expense of the Debtor following such termination, promptly deliver to the Debtor any Collateral held by the Secured Party hereunder, and promptly execute and deliver to such Debtor such documents and instruments as the Debtor shall reasonably request to evidence such termination and release as provided in the Credit Agreement. In addition, if any of the Collateral shall be sold, transferred, assigned or otherwise disposed of by the Debtor in a transaction permitted by the Pipeline Credit Agreement, then the Secured Party, at the request and expense of the Debtor, shall promptly execute and deliver releases as provided in the Pipeline Credit Agreement.
     (d) Actions Not Releases. The Security Interest and Debtor’s obligations and Secured Party’s Rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other First Lien Documents without the notification or consent of Debtor, except as required therein (the Right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Beneficiary to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Beneficiary to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party or any Beneficiary to notify Debtor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party or any Beneficiary against Debtor or any new agreement between or among Secured Party or one or more Beneficiaries and Debtor, it being understood that except as expressly provided herein, neither Secured Party nor any Beneficiary shall be required to give Debtor any notice of
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any kind under any circumstances whatsoever with respect to or in connection with the Obligations including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder except to the extent expressly provided for herein or under the Pipeline Credit Agreement; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Beneficiary is required to refund such payment or pay the amount thereof to someone else.
     (e) Waivers. Except to the extent expressly otherwise provided herein or in other First Lien Documents and to the fullest extent permitted by applicable Law, Debtor waives (i) any Right to require Secured Party or any Beneficiary to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party or any Beneficiary may have; (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and (iii) all Rights of marshaling in respect of any and all of the Collateral.
     (f) Financing Statement; Authorization. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial or other financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets of Debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral hereunder, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Debtor is an organization, the type of organization, and any organization identification number issued to Debtor and, (B) in the case of a financing statement filed as a fixture filing or indicating Collateral that is as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request.
     (g) Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.
     (h) Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.
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     (i) Parties Bound; Assignment. This Security Agreement shall be binding on Debtor and Debtor’s legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party’s successors and permitted assigns.
     (i) Secured Party is the agent for each Beneficiary under the Intercreditor Agreement. The Security Interest and all Rights granted to Secured Party hereunder or in connection herewith are for the ratable benefit of each Beneficiary, and Secured Party may, without the joinder of any Beneficiary, exercise any and all Rights in favor of Secured Party or any Beneficiary hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The Rights of each Beneficiary vis-à-vis Secured Party and each other Beneficiary may be subject to one or more separate agreements between or among such parties, but Debtor need not inquire about any such agreement or be subject to any terms thereof unless Debtor specifically joins therein; and consequently, neither Debtor nor Debtor’s legal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.
     (ii) Except for this Security Agreement and assignments made in furtherance hereof, Debtor may not, without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.
     (j) Governing Law. The substantive laws of the State of New York, except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of liens under this Security Agreement, and the applicable federal laws of the United States, shall govern the validity, construction, enforcement and interpretation of this security agreement and all of the other loan documents.
     (k) The provisions of Section 10.10 of the Pipeline Credit Agreement are incorporated herein as if set forth herein.
     (1) All notices given pursuant hereto shall be given in the manner set forth in the Pipeline Credit Agreement, if to Secured Party, to the address of Secured Party therein set forth and if to Debtor, to the following address:
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
Attn: General Counsel
Facsimile: (405) 840-9897
Telephone: (405) 488-1304
     THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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     IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed and delivered by an officer duly authorized as of the date first above written.

POSTROCK KPC PIPELINE, LLC,
a Delaware limited liability company

By:	POSTROCK ENERGY SERVICES CORPORATION,
its sole member

	By:	/s/ David C. Lawler
David C. Lawler,
President and Chief Executive Officer
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Signature Page

ANNEX A TO SECURITY AGREEMENT
DEBTOR INFORMATION AND LOCATION OF COLLATERAL

A.	Exact Legal Name of Debtor:	POSTROCK KPC PIPELINE, LLC.

B.	Mailing Address of Debtor:	210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102

C.	Type of Entity:	limited liability company.

D.	Jurisdiction of Organization:	Delaware.

E.	State Issued Organizational Identification Number:	4871245.

F.	Tax ID Number:	26-2860928.

G.	Location of Books and Records:	210 Park Avenue, Suite 2750 Oklahoma City, Oklahoma 73102

H.	Location of Collateral:	210 Park Avenue, Suite 2750 Oklahoma City, Oklahoma 73102 and See Item I. below

I.	Location of Real Property:
		1.	Anderson County, KS
		2.	Barber County, KS
		3.	Butler County, KS
		4.	Chase County, KS
		5.	Coffey County, KS
		6.	Comanche County, KS
		7.	Cowley County, KS
		8.	Elk County, KS
		9.	Franklin County, KS
		10.	Greenwood County, KS
		11.	Harper County, KS
		12.	Johnson County, KS
		13.	Kingman County, KS
		14.	Lyon County, KS
		15.	Marion County, KS
		16.	McPherson County, KS
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		17.	Miami County, KS
		18.	Rice County, KS
		19.	Sedgwick County, KS
		20.	Wyandotte County, KS
		21.	Harper County, OK
		22.	Osage County, OK
		23.	Pawnee County, OK
		24.	Woods County, OK
		25.	Cass County, MO
		26.	Jackson County, MO
		27.	Platte County, MO

J.	Jurisdiction(s) for Filing Financing Statements:	Delaware.

	Fixture filings in the relevant counties in which the properties are located:	None.
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ANNEX B-1 TO SECURITY AGREEMENT
COLLATERAL DESCRIPTIONS
A.	Collateral Notes and Collateral Note Security: None.

B.	Pledged Shares: None.

C.	Partnership/Limited Liability Company Interests: None.

D.	Partnership/Limited Liability Company Agreements: None.

E.	Commercial Tort Claims: None.

F.	Deposit Accounts (including name of bank address and account number):

Quest Pipelines (KPC) Operating, Comerica Bank, Dallas, TX, Acct #: 1881237422
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ANNEX B-2 TO SECURITY AGREEMENT
INTELLECTUAL PROPERTY
1.	Registered Copyrights and Copyright Applications: None.

2.	Issued Patents and Patent Applications: None.

3.	Registered Trademarks and Trademark Applications: None.
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and Security Agreement
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ANNEX C TO SECURITY AGREEMENT
DEPOSIT ACCOUNT CONTROL AGREEMENT
                    , 20__
____________________
____________________
____________________
Ladies and Gentlemen:
This letter is to notify you (the “Depository Bank”) that, pursuant to that certain Amended and Restated Pledge and Security Agreement dated as of September 21, 2010 (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”), PostRock KPC Pipeline, LLC, a company organized under the laws of Delaware (the “Pledgor”), has granted to Royal Bank of Canada as Administrative Agent and Collateral Agent (“Pledgee”) a first priority security interest in and lien upon, (a) Account No. __________ (the “Account”) maintained by Pledgor with you, (b) any extensions or renewals of the Account if the Account is one which may be extended or renewed, and (c) all of Pledgor’s right, title, and interest (whether now existing or hereafter created or arising) in and to the Account, all sums from time to time on deposit therein, credited thereto, or payable thereon, all instruments, documents, certificates, and other writings evidencing the Account, and any and all proceeds of any thereof (the items described in clauses (a), (b) and (c) being herein collectively called the “Collateral”),
In connection therewith, the parties hereto agree (which agreement by Pledgor will be construed as instructions to the Depository Bank):
1.	The Depository Bank is instructed to register the pledge on its books and hold the Collateral in a pledged status account.

2.	The Depository Bank is instructed to deliver to Pledgee copies of monthly statements on the account(s) identified below:

3.	The Account will be styled:

4.	All dividends, interest, gains, and other profits on the Collateral will be reported in the name and tax identification number of Pledgor.

5.	If so notified by Pledgee, the Depository Bank will not, without the prior written consent of Pledgee, allow any of the Collateral or any interest therein to be sold, transferred, or withdrawn by or for the benefit of Pledgor.

6.	This letter agreement gives Pledgee “control” of the Account and the Collateral. The Depository Bank agrees to comply with any order or instruction from Pledgee as to the withdrawal or disposition of any funds from time to time credited to the Account, or as to any other matters relating to the Collateral, without the further consent of Pledgor. The Depository Bank shall be
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fully entitled to rely upon such instructions from Pledgee even if such instructions are contrary to any instructions or demands that Pledgor may give to the Depository Bank.

7.	Pledgee agrees to indemnify and hold the Depository Bank, its officers and employees, harmless from and against any and all claims, causes of action, liabilities, lawsuits, demands, and/or damages, including, without limitation any and all costs, including court costs and reasonable attorneys’ fees, that may arise or result from the Depository Bank complying with the instructions and orders of Pledgee given in connection with Pledgee’s exercise of its control over and secured rights in the Account and the Collateral except to the extent that such claims, causes of action, liabilities, lawsuits, demands, and/or damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Depository Bank.

8.	Pledgor agrees to indemnify and hold the Depository Bank, its officers and employees, harmless from and against any and all claims, causes of action, liabilities, lawsuits, demands, and/or damages, including, without limitation, any and all costs, including court costs and reasonable attorneys’ fees, that may arise or result from the Depository Bank entering into and performing its obligations under this letter agreement except to the extent that such claims, causes of action, liabilities, lawsuits, demands, and/or damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Depository Bank.

9.	The Depository Bank represents that it has not received notice regarding any lien, encumbrance, or other claim to the Account or the Collateral from any person other than pursuant to this letter agreement and has not entered into another agreement with any other party to act on such party’s instructions with respect to the Account. The Depository Bank further agrees not to enter into any such agreement with any other party.

10.	The Depository Bank subordinates’ to the security interest of Pledgee any right of recoupment or set-off, or to assert any security interest or other lien, that it may at any time have against or in any of the Collateral on account of any credit or other obligations owed to the Depository Bank by Pledgor or any other person. The Depository Bank may, however, from time to time debit the Account for any of its customary charges in maintaining the Account or for reimbursement for the reversal of any provisional credits granted by the Depository Bank to the Account, to the extent, in each case, that Pledgor has not separately paid or reimbursed Depository Bank therefor.

11.	To the extent a conflict exists between the terms of this letter agreement and any account agreement between Pledgor and the Depository Bank, the terms of this letter agreement will control.

12.	The terms of this letter agreement will in no way be modified except by a writing signed by all parties hereto.

13.	This letter agreement will terminate upon notice of termination hereof delivered by Pledgee to Depository Bank.
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14.	Each of the parties executing this letter agreement represents that he has the proper authority to execute this letter agreement.
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and Security Agreement

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IN WITNESS WHEREOF, Pledgor and Pledgee have agreed to the terms of this letter agreement as of the date first indicated above.

Pledgor:

[NAME OF ENTITY]

By:
Name:
Title:

Pledgee:

ROYAL BANK OF CANADA,
as Collateral Agent

By:
Name:
Title:

Acknowledged and Agreed on , 201_:

Depository Bank:

[NAME OF ENTITY]

By:
Name:
Title:

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and Security Agreement

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ANNEX D TO SECURITY AGREEMENT
ACKNOWLEDGMENT OF PLEDGE
PARTNERSHIP/LIMITED LIABILITY COMPANY: _____________________
INTEREST OWNER: _____________________________
     BY THIS ACKNOWLEDGMENT OF PLEDGE, dated as of ___________________, 201_, ___________________________ (the “Partnership/Limited Liability Company”) hereby acknowledges the pledge in favor of Royal Bank of Canada, in its capacity as Collateral Agent for certain beneficiaries and as Administrative Agent and Collateral Agent for certain Borrowing Base Facility Lenders and as Secured Party (“Pledgee”) under that certain Amended and Restated Pledge and Security Agreement dated as of September 21, 2010 (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”), against, and a security interest in favor of Pledgee in, all of PostRock KPC Pipeline, LLC’s (the “Interest Owner”) Rights in connection with any partnership interest in the Partnership/Limited Liability Company now and hereafter owned by the Interest Owner (“Partnership/Limited Liability Company Interest”).
     A. Pledge Records. The Partnership/Limited Liability Company has identified Pledgee’s interest in all of the Interest Owner’s Right, title, and interest in and to all of the Interest Owner’s Partnership/Limited Liability Company Interest as subject to a pledge and security interest in favor of Pledgee in the Partnership/Limited Liability Company records.
     B. Partnership/Limited Liability Company Distributions, Accounts, and Correspondence. The Partnership/Limited Liability Company hereby acknowledges that (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including, without limitation, upon the termination, liquidation, and dissolution of the Partnership/Limited Liability Company shall be paid and remitted to the Pledgee upon demand, (ii) all funds in deposit accounts shall be held for the benefit of Pledgee, and (iii) all future correspondence, accountings of distributions, and tax returns of the Partnership/Limited Liability Company shall be provided to the Pledgee. The Partnership/Limited Liability Company acknowledges and accepts such direction and hereby agrees that it shall, upon the written demand by the Administrative Agent, pay directly to the Administrative Agent at its offices at Royal Bank Plaza, P.O. Box 50, 200 Bay Street, 12th Floor, South Tower, Toronto, Ontario M5J 2W7 any and all distributions, income, and cash flow arising from the Partnership/Limited Liability Company Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the Partnership/Limited Liability Company Agreement. The Pledgee may from time to time notify the Partnership/Limited Liability Company of any change of address to which such amounts are to be paid.
Remainder of Page Intentionally Blank.
Signature Page to Follow.
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and Security Agreement

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     EXECUTED as of the date first stated in this Acknowledgment of Pledge.

By:

Name:

Title:

[PARTNERSHIP/LIMITED LIABILITY COMPANY]

By:

as [General Partner] [Manager]

By:

Name:
Title:

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and Security Agreement

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